UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 24, 2009

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

996 190th Avenue Woodstock, Minnesota		56186
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (507) 777-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL WIND, INC.

December 1, 2009

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 24, 2009, James W. Beck was elected to the board of directors of Juhl Wind, Inc. (the “Company”).  In connection with his election, Mr. Beck was granted an option, which shall vest periodically over a two-year period from the date of the grant, to purchase 10,000 shares of Company common stock exercisable at the closing price of the stock on the grant date.  Mr. Beck will also be awarded annual compensation of $10,000.

Business Experience

Mr. Beck, age 65, is a majority owner of Intepro, a company engaged in the development of software for vertical markets having to meet requirements for regulatory compliance, and is a co-owner of EMCllc, a firm engaged in the engineering, design and implementation of energy efficient lighting systems in industrial and commercial applications throughout North America for new construction and retrofit markets.  Mr. Beck has previously been involved with companies engaged in the evaluation and implementation of energy usage, alternative energy sources, electrical continuation, and energy conservation.  Mr. Beck earned a B.S. from the Carlson School of Business of the University of Minnesota.  Mr. Beck serves as a member of the Board of Directors of AIA Insurance Services in Lewiston, Idaho, serves as a member of the Advisory Committee of Summit Academy in Minneapolis, Minnesota and is involved in various other community and civic activities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2009	JUHL WIND, INC.

	By:	/s/ John Mitola
John Mitola
President